UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 28, 2007

Southern Connecticut Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	000-49784	06-1609692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Church Street New Haven, Connecticut		06510
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (203) 782-1100

______________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b). Departure of Certain Officers.

On February 28, 2007, Southern Connecticut Bancorp, Inc. (the “Company”) entered to into an amendment to Joseph V. Ciaburri’s employment agreement. Pursuant to the amendment, Mr. Ciaburri will resign on June 30, 2007 from his employment as Chairman and Chief Executive Officer of the Company and The Bank of Southern Connecticut (the “Bank”). Until his resignation on June 30, 2007, Mr. Ciaburri will continue to serve and Chairman and Chief Executive Officer of the Company and the Bank. The material terms of the amendment to Mr. Ciaburri’s employment agreement are described in Item 5.02(e) of this Current Report on Form 8-K.

5.02(c). Appointment of Certain Officers.

At a board of directors meeting held on February 28, 2007, Michael M. Ciaburri was appointed to serve as the Company’s President and Chief Executive Officer. At the same meeting, John H. Howland was appointed as the Company’s Chief Operating Officer. Both appointments will become effective on July 1, 2007. Mr. Ciaburri and Mr. Howland will continue to serve in their current positions until the appointments become effective.

Prior experience.

Michael M. Ciaburri currently serves as President, Chief Operating Officer and a director of the Company and the Bank. He has served in these capacities since February 2003. From May 2001 through 2003, Mr. Ciaburri provided consulting services to the Company. From 1992 to February 2003, Mr. Ciaburri was President of Ciaburri and Company, an investment banking boutique. Mr. Ciaburri was trained in banking in New York City and London. He is a graduate of the Stonier Graduate School of Banking at Georgetown University and the School of Bank Administration at the University of Wisconsin, each three-year banking programs.

John H. Howland currently serves as Executive Vice President and Chief Administrative Officer of the Company and the Bank. He has served in these capacities since September 2005. Prior to joining the Company and the Bank, Mr. Howland spent five years as a Director of Investment Banking with A.G. Edwards & Sons, Inc. Mr. Howland is a graduate of Bowdoin College in Maine and holds a law degree from the University of Maine.

Family relationships.

Michael M. Ciaburri is the son of Joseph V. Ciaburri, Chairman and Chief Executive Officer of the Company and the Bank. Joseph V. Ciaburri is also a director of the Company and the Bank.

Transactions with related persons, promoters and certain control persons.

A description of Michael M. Ciaburri’s employment agreement with the Company is described in Item 5.02(e) of this Current Report of Form 8-K.

5.02(e).  Material Compensatory Contracts or Arrangements.

(i) Agreement with Michael M. Ciaburri.

On February 28, 2007, Southern Connecticut Bancorp, Inc. entered into a new employment agreement, effective as of February 28, 2007 (the “Agreement”), with Michael M. Ciaburri, the Company’s President and Chief Operating Officer since 2003. The Agreement replaces Mr. Ciaburri’s previous employment agreement that became effective as of January 1, 2005. The following description of the Agreement is a summary of its material terms and does not purport to be complete, and is qualified in its entirety by reference to the Agreement which will be filed as an exhibit to the Company’s Annual Report of Form 10-KSB.

Under the Agreement, Mr. Ciaburri will continue to serve as the President and Chief Operating Officer of the Company and its subsidiary, The Bank of Southern Connecticut (the “Bank”), until June 30, 2007. On and after July 1, 2007, Mr. Ciaburri will serve as President and Chief Executive Officer of the Company and the Bank. The term of the Agreement ends on December 31, 2009 with an automatic extension through December 31, 2010, unless the Company earlier terminates Mr. Ciaburri’s employment under the terms of the Agreement. Mr. Ciaburri will receive a base salary at the rate of $171,500 from March 1, 2007 through June 30, 2007, $181,000 from July 1, 2007 to December 31, 2007, $193,000 during calendar year 2008, and $210,000 during calendar year 2009. If the Agreement is extended, Mr. Ciaburri will receive a base salary of $220,000 during 2010. Mr. Ciaburri will be eligible for salary increases and other merit bonuses at the discretion of the Company’s board of directors.

Mr. Ciaburri will receive 7,500 shares of restricted stock that will vest in installments of 40%, 30% and 30% on December 31 of 2007, 2008 and 2009, respectively. The shares will become fully vested on December 31, 2009. Mr. Ciaburri will be provided with health and life insurance, will be reimbursed for expenses and will be eligible to participate in the profit sharing or 401(k) plan of the Company (or its subsidiary). The Company will also pay Mr. Ciaburri’s automobile lease payments and certain club membership fees.

If Mr. Ciaburri’s employment is terminated or his responsibilities are significantly reduced as a result of a “Business Combination” (as defined in the Agreement), Mr. Ciaburri will, subject to certain conditions, be entitled to receive a lump sum payment equal to three times his base annual compensation in effect at the time of termination plus the amount of Mr. Ciaburri’s bonus for the prior calendar year, and all of Mr. Ciaburri’s previously granted stock options and restricted stock will immediately become fully vested. Mr. Ciaburri will also be entitled to receive his base salary under the Agreement for the balance of the unexpired term of his employment.

If Mr. Ciaburri’s employment is terminated for any reason (other than for cause, or as the result of his death or disability), he will be entitled to receive his base salary under the Agreement for the balance of the unexpired term of his employment.

(ii) Agreements with Joseph V. Ciaburri.

On March 1, 2007, the Company entered into an amendment (the “Amendment”) to the employment agreement of Joseph V. Ciaburri, the Chairman and Chief Executive Officer of the Company and the Bank. The following description of the Amendment is a summary of its material terms and does not purport to be complete, and is qualified in its entirety by reference to the Amendment which will be filed as an exhibit to the Company’s Annual Report of Form 10-KSB.

•	The Amendment shortens the term of Mr. Ciaburri’s employment agreement so that the employment agreement will expire on June 30, 2007 instead of on December 31, 2007.
•	On June 30, 2007, Mr. Ciaburri will resign as Chairman and Chief Executive Officer of the Company the Bank.
•	The Amendment eliminates the automatic renewal provision that was previously contained in Mr. Ciaburri’s employment agreement.
•	The Amendment eliminates the requirement that the Company enter into a consulting agreement with Mr. Ciaburri upon the termination of his employment.
•	The Amendment provides that Mr. Ciaburri will continue to receive his current base salary through June 30, 2007.
•	The Amendment provides that Mr. Ciaburri has the right to exchange the 115,000 stock options that he currently holds for a number of shares of stock to be mutually agreed upon at a later date.

On March 1, 2007, the Company also entered into a consulting agreement (the “Consulting Agreement”) with Joseph V. Ciaburri. The following description of the Consulting Agreement is a summary of its material terms and does not purport to be complete, and is qualified in its entirety by reference to the Consulting Agreement which will be filed as an exhibit to the Company’s Annual Report of Form 10-KSB.

The term of the Consulting Agreement begins on July 1, 2007 and ends on December 31, 2010. The Consulting Agreement provides that Mr. Ciaburri will serve as a good will ambassador and a director of the Company. Mr. Ciaburri’s duties under the agreement will be subject to the direction of the Company’s board of directors. Mr. Ciaburri will make his own schedule and his hours will be flexible. During the term of the Consulting Agreement, Mr. Ciaburri will be paid at the annual rate of $102,000 and will receive title to a certain vehicle currently owned by the Bank. He will also receive office space and secretarial and administrative support.

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 28, 2007, the board of directors of the Company approved an amendment to the first sentence of Section 3.2 of the Company’s Bylaws. The amendment removed the requirement in Section 3.2 that the Chairman be the chief executive officer. The amendment became effective on February 28, 2007.

As amended, the first sentence of Section 3.2 of the Company’s Bylaws reads: “Subject to the authority of the board of directors, the Chairman shall manage the business and affairs of the Corporation.” Prior to the amendment, the first sentence of Section 3.2 read: “The Chairman shall be the chief executive officer of the Corporation and, subject to the authority of the board of directors, shall manage the business and affairs of the Corporation.”

A complete copy of the Company’s amended Bylaws is attached as an exhibit hereto.

ITEM 8.01. Other Events.

On March 6, 2007, the Company issued a press release announcing the details of a succession plan for its senior management team. A copy of the press release is furnished as an exhibit to this Current Report.

ITEM 9.01.  Financial Statements and Exhibits.

9.01(d). Exhibits.

Exhibit No.	Description
3(ii)	Bylaws
99.1	Press release dated March 6, 2007

[signature page follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: [______________]

SOUTHERN CONNECTICUT BANCORP, INC.

/s/ Michael M. Ciaburri
Michael M. Ciaburri
President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description
3(ii)	Bylaws
99.1	Press release dated March 6, 2007